73-74
                                   Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS


Securities and Exchange Commission
Washington, D.C.


     We hereby consent to the incorporation by reference in this Annual Report on Form 10-KSB of our report dated January 22, 1998, on our audit of the consolidated financial statements of South Branch Valley Bancorp, Inc. as of December 31, 1997 and 1996, and for the three years in the period ended December 31, 1997, appearing in the 1997 Annual Report to Shareholders of South Branch Valley Bancorp, Inc.

                                            Arnett & Foster, P.L.L.C.

Charleston, West Virginia
March 23, 1998


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